Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registrations Statements on Form S-3 (Nos. 333-239847) and Form S-8 (Nos. 333-278318, 333-278317, 333-197694, 333-163907, 333-132140, 333-118524) of Elite Pharmaceuticals, Inc. (the “Company”), of our report dated July 1, 2024, with respect to the consolidated financial statements of the Company, included in this Annual Report on Form 10-K for the year ended March 31, 2024.

/s/ Forvis Mazars, LLP

Iselin, NJ

July 1, 2024